Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-4 of Penns Woods Bancorp, Inc. of our reports dated March 12, 2013, relating to our audits of the consolidated financial statements and internal control over financial reporting, included in and incorporated by reference in the Annual Report on Form 10-K of Penns Woods Bancorp, Inc., filed March 13, 2013, for the year ended December 31, 2012.

We also consent to the reference to our firm under the captions “Experts” in such Prospectus.

/s/ S.R. Snodgrass, A.C.

Wexford, PA

April 23, 2013